EXHIBIT 3

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                   QUIPP, INC.

         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, the undersigned, Quipp, Inc., a Florida corporation, by its President, does hereby make and execute these Articles of Amendment to its Articles of Incorporation:

         1.       The name of the corporation is Quipp, Inc.

         2.       The Articles of Incorporation are amended as follows:

                  (a) by deleting Article VI thereof in its entirety and by inserting, in lieu thereof, the following new Article VI:

                                   ARTICLE VI

                           (1) The total number of directors of this corporation
                  shall be the number from time to time fixed by the directors in accordance with the terms and conditions of the bylaws of the corporation.

                           (2) The directors shall be classified, with respect
                  to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1999, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 2000, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 2001, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of shareholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until such person's successor shall have been duly elected and qualified.


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                  (b) by adding the following new Article VIII:

                                  ARTICLE VIII

                  No action required to be taken or which may be taken at any annual or special meeting of shareholders of the corporation may be taken by shareholders without a meeting, and the power of shareholders to consent in writing without a meeting to the taking of any such action is specifically denied.

         3. The date of the adoption of the amendment by the shareholders of Quipp, Inc. was May 12, 1998.

         4. The only voting group entitled to vote on the amendment was the holders of the common stock. The number of votes cast for the amendment by the holders of the common stock was sufficient for approval by that voting group.

         IN WITNESS WHEREOF, these Articles of Amendment to Articles of Incorporation of Quipp, Inc. have been executed by Quipp, Inc., by its President, this 12th day of May, 1998.

                                                      QUIPP, INC.

                                                      By: /s/ ANTHONY P. PERI
                                                        -----------------------
                                                           Anthony P. Peri
                                                           President

                          ARTICLES OF INCORPORATION OF
                                  QUIPP, INC.


         (Pursuant to Item 601(3)(b)(i) of Regulation S-K, the following consitutes a complete copy of the Articles of Incorporation of the Regsitrant, as amended to dates and as currently in effect).


                                   ARTICLE I
                                      NAME

         The name of the Corporation shall be: QUIPP, INC.

                                   ARTICLE II
                                    PURPOSE

         The Corporation is organized for the purpose of transacting any and all lawful business for which Corporations may be incorporated under the State of Florida.

                                  ARTICLE III
                                 CAPITAL STOCK

         The aggregate number of shares which this corporation shall have authority to issue is 8,000,000 shares of common stock, $.01 par value.

                                   ARTICLE IV
                              NO PREEMPTIVE RIGHTS

         The holders of the common stock of this corporation shall have no preemptive rights to purchase any shares of the stock of this Corporation.

                                   ARTICLE V
                               TERM OF EXISTENCE

         This Corporation shall exist perpetually.

                                   ARTICLE VI

         (1) The total number of directors of this corporation shall be the number from time to time fixed by the directors in accordance with the terms and conditions of the bylaws of the corporation.

         (2) The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1999, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 2000, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 2001, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of shareholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until such person's successor shall have been duly elected and qualified.

                                  ARTICLE VII
                          REGISTERED OFFICE AND AGENT

         The street office of the registered office of the Corporation is 2655 LeJeune Road, Suite 11011, Coral Gables, Florida, 33134 and the name of the registered agent of the Corporation at that address is Charles P. Sacher.

                                  ARTICLE VIII

         No action required to be taken or which may be taken at any annual or special meeting of shareholders of the corporation may be taken by shareholders without a meeting, and the power of shareholders to consent in writing without a meeting to the taking of any such action is specifically denied.